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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)       November 22, 2000
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                                 Endocare, Inc.
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             (Exact name of registrant as specified in its charter)


           Delaware                  000-27212                    33-0618093
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(State or other jurisdiction        (Commission                (IRS Employer
      of incorporation)             File Number)             Identification No.)


    7 Studebaker, Irvine, California                               92618
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(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code         (949) 595-4770
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          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS.

         On November 22, 2000, Endocare, Inc. (the "Company") entered into a Common Stock Purchase Agreement (the "Purchase Agreement") among the Company and SAFECO 401(k) Savings Plan, SAFECO Common Stock Trust, SAFECO Resource Series Trust, Narragansett I, L.P., Narragansett Offshore, Ltd., and SDS Merchant Fund, L.P. (the "Investors"). Pursuant to the Purchase Agreement, on November 24, 2000, the Company sold an aggregate of 1,509,440 shares of its common stock (the "Shares") to the Investors at a price of $13.25 per share and issued warrants to purchase up to an aggregate of 188,680 shares of the Company's common stock to the Investors at an exercise price of $13.9125 per share (the "Warrants"), resulting in total gross proceeds of $20,000,080 to the Company (before deducting fees and expenses of approximately $1.7 million). The Warrants are exercisable for a term of five years from the date of issuance. The Company has agreed to register the resale by the Investors of the Shares and the shares of common stock issuable upon exercise of the Warrants, as more specifically described in the Purchase Agreement filed as an exhibit to this report. The Shares and Warrants were sold pursuant to an exemption from registration under the Securities Act of 1933, as amended, by virtue of Rule 506 of Regulation D under such act.

         The Company also granted the Investors the right to purchase, subject to certain exceptions and restrictions, a pro rata portion of any of the Company's capital stock (including securities convertible into or exercisable for capital stock) which the Company may, from time to time, propose to sell and issue. Such right expires upon the first anniversary of the effective date of the registration statement described above.

         The above is a summary of the principal terms of the Purchase Agreement and the Warrants and does not purport to explain all of the material terms of the documents. ONE SHOULD READ THE PURCHASE AGREEMENT AND THE FORM OF WARRANT, WHICH ARE FILED AS EXHIBITS TO THIS REPORT, FOR A MORE DETAILED UNDERSTANDING OF THE TERMS OF THE PURCHASE AGREEMENT AND WARRANTS. Also attached as Exhibit 99.1 to this report is a press release issued on November 28, 2000 regarding the completion of the sale of the Shares and the issuance of the Warrants to the Investors.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (c) Exhibits.

             10.1 Common Stock Purchase Agreement dated November 22, 2000 by and among the Company and the Investors.

             10.2*     Form of Stock Purchase Warrant dated November 24, 2000.

             99.1      Press Release issued by the Company on November 28, 2000.

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*   Each of the Investors was issued a warrant in the form of Exhibit 10.2. The warrants differed from each other only in the name of the Investor to whom the warrant was issued and the number of shares for which such warrant was exercisable. Such differences are set forth on Schedule A to the Common Stock Purchase Agreement filed as Exhibit 10.1 to this report.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: December 13, 2000                        Endocare, Inc.



                                               By: /s/ WILLIAM R. HUGHES
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                                                       William R. Hughes
                                                       Chief Financial Officer





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                                  EXHIBIT INDEX

      Exhibit                      Description
      -------                      -----------

        10.1 Common Stock Purchase Agreement dated November 22, 2000 by and among the Company and the Investors.

        10.2*       Form of Stock Purchase Warrant dated November 24,
                    2000.

        99.1        Press Release issued by the Company on November 28, 2000.


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*   Each of the Investors was issued a warrant in the form of Exhibit 10.2.
    The Warrants differed from each other only in the name of the Investor to whom the warrant was issued and the number of shares for which such warrant was exercisable. Such differences are set forth on Schedule A to the Common Stock Purchase Agreement filed as Exhibit 10.1 to this report.